Exhibit 99.1

AGREEMENT
(Ten Groups)

This AGREEMENT effective as of November 14, 2007 (the “Effective Date”) is by and between LEONGATHA MANAGEMENT INC., having its Head Office at Pasea Estae, Portola, British Virgin Islands (“Leongatha”) and ENDEAVOR URANIUM, INC., a Nevada corporation having its executive offices at Denver Place, 999 18th Street, Suite 3000, Denver, Colorado 80202 (“Endeavor”).

RECITALS:

WHEREAS, Leongatha entered into an Assignment Agreement with an independent third party (“INDCO”). INDCO is party to an Agreement to Lease, dated May 18, 2007 (“Agreement to Lease”) with Kee Nez Resources LLC and Mayan Minerals Ltd. (collectively “Mayan”).

WHEREAS, Pursuant to the Agreement to Lease, INDCO is entitled to acquire leases on the 10 (ten) groups of unpatented mining claims located in Montrose County, State of Colorado (U.S.A.) (the “Claims”), such groups being shown and detailed in Exhibit A to the Agreement to Lease as Groups 1, 2, 4, 10 and 21 - 26 inclusive (each a “Group Claim”).

WHEREAS, Pursuant to the Agreement to Lease, INDCO has paid to Mayan $547,345.25 with respect to the Claims.

WHEREAS, Leongatha wishes to assign to Endeavor all of its rights to acquire leases on the Claims.

NOW THEREFORE, in consideration of the premises, covenants and agreements hereinafter contained, the Parties agree as follows:

A. Leongatha hereby assigns, sells and transfers to Endeavor all of Leongatha’s rights whatsoever pursuant to the Agreement to Lease to acquire leases on the Claims.

B. In consideration of the assignment contained in Clause 1 Endeavor will issue up to an aggregate of 10,000,000 shares of Endeavor’s common stock (the “Shares”):

1. Not later than five business days after execution of this Agreement, 5,725,000 Shares to Leongatha.

2. On the signing of a Lease (the date of signing by Endeavor being hereinafter called the “Lease Date”) Endeavor will issue to Mayan 3,000 Shares of the capital stock of Endeavor for each Group Claim covered by the Lease.

3. On the Lease Date of a Lease, Endeavor will pay to Mayan a cash payment, which will be $50,000 for each of the Group Claims in Clause 4(i) below and $25,000 for each of the Group Claims in Clause 4(ii) below.

4. For each Claim Group covered by a Lease, Endeavor will pay the amount of cash specified below on the anniversary dates of the Lease Date:

(i)	Claim Groups 1, 2, 4, 10 and 26

First anniversary of Lease Date - $100,000;

Second anniversary of Lease Date - $100,000;

Third anniversary of Lease Date - $200,000; and

$200,000 on each anniversary of the Lease Date thereafter, until the commencement of production from the Claims in the Group.

(ii)	Claim Groups 21, 22, 23, 24, and 25

First anniversary of Lease Date - $50,000;

Second anniversary of Lease Date - $100,000;

Third anniversary of Lease Date - $100,000; and

$100,000 on each anniversary of the Lease Date thereafter, until the commencement of production from the Claims in the Group.

5. Notwithstanding the requirement for the payment of cash payments pursuant to Section 4, Endeavor shall only be required to make 25% of any payment in cash and may satisfy the remaining amount in either cash or by the issuance of Shares to Mayan. The calculation of the number of Shares to be issued is as set forth in the Sample Lease (as defined) attached.

6. If commercial production of valuable mineral substances is commenced from any Group then Kee Nez will be entitled to receive the royalties specified in the Sample Lease.

7. In anticipation of one or more leases being signed with Endeavor, the parties hereto agree that such leases will essentially be in the form of the Lease attached hereto as Exhibit 1 (“Sample Lease”) - it being acknowledged that each Lease, as it is prepared, will have to be completed in relation to the number of Claims and the numbers of Groups covered by the Lease.

C. Leongatha covenants and warrants in favour of Endeavor that:

(1) all of its rights, titles and interests under the Agreement to Lease granting it the right to receive leases on the Claims are owned by it subject only to the terms of the Agreement to Lease, and that all of its rights and interests under the Agreement to Lease are held by it free and clear of any other liens, charges, encumbrances or restrictions whatsoever;

(2) Leongatha is unrestricted in its right to sell and assign to Endeavor its rights to acquire a lease on the Claims;

(3) the Claims are, to the best of its knowledge, information and belief, valid, subsisting, in good standing and free of liens, charges and encumbrances.

D. Closing. The Closing is taking place simultaneously with the execution of this Agreement via email, facsimile and wire where possible.

1. Transactions at Closing. At Closing:

(a) Endeavor shall deliver or caused to be delivered to Leongatha:

(i) this Agreement duly executed by Endeavor; and

(ii)  at or within 5 business days following Closing, certificate evidencing 5,750,000 of the Shares registered in the name that Leongatha directs.

(b) Leongatha shall have delivered or caused to be delivered to Endeavor the following:

(i) this Agreement duly executed by Leongatha; and

(ii) such other and further documents as Endeavor may reasonably request to convey and record the transfer of the Claims to Endeavor.

E. Miscellaneous Matters.

1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

2. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of; (a) three business days following the date of mailing, if sent by an internationally recognized overnight courier service, or (b) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the preamble hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

4. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Party to be charged or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Endeavor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Leongatha.

7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of Nevada, without regard to the principles of conflicts of law thereof. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9. Survival. The representations and warranties contained herein shall survive the Closing and the delivery, of the Shares.

10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile, email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

12. Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Endeavor shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Endeavor of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

13. Monetary References. All dollar references herein are to U.S. Dollars.

IN WITNESS WHEREOF the Parties have executed this Agreement under the hands of their duly authorized Officers.

LEONGATHA MANAGEMENT INC.			ENDEAVOR URANIUM, INC.

By:	/s/ Luis A.Davis & /s/ Pamela Hall		By:	/s/ Marvin Mitchell
	Luis A.Davis & Pamela Hall			Marvin Mitchell, President

PROVINCE OF BRITISH COLUMBIA		)
)ss.
COUNTY OF VANCOUVER		)

On this 16th day of November in the year 2007, before me, a Notary Public in and for said Province of B.C., personally appeared Marvin Mitchell who is the President of Endeavor Uranium, Inc., a Nevada corporation, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes stated therein.

/s/ Carl R. Jonsson
Notary Public In and For the
Province of British Columbia
Carl R. Jonsson, Notary Public
1710-1177 West Hasting Street
Vancouver, B.C., Canada V6E 2L3

STATE OF	)
)ss.
COUNTY OF	)

On this ______ day of November in the year 2007, before me, a Notary Public in and for said State, personally appeared _____________________ who is the ______________________ of LEONGATHA MANAGEMENT INC., a limited liability company, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes state therein.

Notary Public